Exhibit 99.1

Annexon Expands Board of Directors with Appointment of Commercial Executive William “BJ” Jones

Seasoned biotechnology industry leadership spanning three decades across U.S. and global commercial operations

BRISBANE, Calif., January 10, 2025 – Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company advancing a late-stage clinical platform of novel therapies for people living with devastating classical complement-mediated neuroinflammatory diseases of the body, brain, and eye, today announced the appointment of William “BJ” Jones to its board of directors. Mr. Jones brings 30 years of U.S. and global commercial and launch experience in the biotechnology industry.

“We are thrilled to add BJ to our board of directors at this transformative time for Annexon,” said Douglas Love, president and chief executive officer of Annexon. “His deep commercial expertise and proven experience in scaling large organizations and executing commercialization strategies for novel medicines will be invaluable as ANX005 for Guillain-Barré Syndrome and ANX007 for geographic atrophy approach commercialization.”

Mr. Jones added, “Annexon is leading the development of first-in-kind upstream complement medicines with significant opportunities across neuroinflammatory diseases that have yet to be unlocked. I look forward to partnering with Annexon and the board to support them in their mission to deliver a new era of complement targeted therapies.”

Mr. Jones joins Annexon with demonstrated commercial success at both large pharmaceutical and small biotechnology companies, with particular experience in driving mass-market product launch strategies for industry-leading brands. He currently serves as chief commercial officer of NewAmsterdam Pharma Company N.V. where he leads all commercial functions, including marketing, market access, sales, medical science engagement and commercial operations. Previously Mr. Jones was the chief commercial officer, migraine & common diseases at Biohaven Pharmaceuticals, which was acquired by Pfizer for $11.6 billion. Mr. Jones has held executive leadership roles of increasing responsibility at Takeda Pharmaceuticals, AstraZeneca, Bristol-Myers Squibb, Boehringer-Ingelheim and NitroMed, and has significant experience in large market product launches, including Nurtec® ODT, Abilify®, Farxiga®, Pradaxa®, BiDil® and Excedrin Migraine®. He currently serves on the board of Apogee Therapeutics. Mr. Jones is a graduate of the United States Air Force Academy and attained the rank of Major through his active duty and reserve service. He holds an M.B.A from Stanford Graduate School of Business and an M.S. in Industrial Engineering from Texas A&M University.

About Annexon

Annexon Biosciences (Nasdaq: ANNX) is harnessing classical complement-driven neuroinflammation to advance potentially first-in-kind treatments for millions of people living with serious neuroinflammatory diseases of the body, brain and eye. Our novel scientific approach focuses on C1q, the initiating molecule of classical complement’s potent inflammatory pathway that when misdirected can lead to tissue damage and loss. By targeting C1q, our immunotherapies are designed to stop neuroinflammatory diseases where they start. Our pipeline spans three diverse therapeutic areas – autoimmune, neurodegenerative and ophthalmic diseases – and includes targeted investigational drug candidates designed to address the unmet needs of over 8 million people worldwide. Annexon’s mission is to deliver game-changing therapies to patients so that they can live their best lives. To learn more visit annexonbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the company’s ability to achieve regulatory approvals for its product candidates; the company’s ability to commercialize its product candidates, if approved; and continuing advancement of the company’s portfolio. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the effects of public health crises on the company’s clinical programs and business operations; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

Media Contact:

Sheryl Seapy

Real Chemistry

949-903-4750

sseapy@realchemistry.com